                                                                   EXHIBIT 99.1

[MEADOWBROOK LETTERHEAD]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)


CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER BARBER, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159


                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS THIRD QUARTER 2003
                           NET INCOME OF $2.5 MILLION


                              SOUTHFIELD, MICHIGAN
                                NOVEMBER 6, 2003

Third Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended September 30, 2003 of $2.5 million, or $0.09 per diluted share, compared to a net loss of ($1.9 million), or ($0.06) per diluted share for the comparable period in 2002. The increase in net income reflects premium growth in profitable programs, higher fee-for-service revenue, stable reserves, and overall expense management.

"We are pleased by the progress we are making in improving profitability," commented Meadowbrook's President and Chief Executive Officer, Robert S. Cubbin. "We remain on track with our plan to leverage fixed costs, maintain underwriting discipline, and to focus on growing our profitable specialty program and fee-for-service businesses."

During the third quarter of 2003, gross written premium increased $25.2 million, or 62.2%, to $65.8 million, from $40.6 million in the comparable period in 2002. This increase reflects the anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's own insurance company subsidiaries, the addition of select new business, and the renewal rights contract announced in November 2002.

Revenues:

Revenues increased $10.1 million, or 22.8%, to $54.5 million in the third quarter of 2003, from $44.4 million for the comparable period in 2002.

PRESS RELEASE                                                            PAGE 2



Net earned premium increased $8.9 million, or 28.2%, to $40.2 million in the third quarter of 2003, from $31.3 million during the same period of 2002. This increase reflects controlled growth in new and existing programs.

Net commissions and fees increased $2.1 million, or 24.8%, to $10.8 million in the third quarter of 2003, from $8.7 million during the same period of 2002. This increase includes $3.3 million from new fee-for-service contracts. Partially offsetting this increase is the elimination of $1.4 million in net fees relating to a managed program that has been converted to an insured program in one of the Company's insurance subsidiaries, those fees are now considered intercompany fees as opposed to managed fees and are eliminated upon financial consolidation.

Net investment income decreased $554,000, or 14.8%, to $3.2 million in the third quarter of 2003, from $3.8 million during the same period of 2002. Average invested assets increased $16.7 million, or 5.8%, to $306.5 million in 2003, from $289.8 million in 2002. The average investment yield for the third quarter of 2003 was 4.2% compared to 5.2% in 2002. The current pre-tax book yield is 4.37% and the current pre-tax reinvestment yield is 3.04%. The decrease in investment yield reflects the decline in the macro level of interest rates and the tightening of yield spreads relative to U.S. Treasuries.

Expenses:

Incurred losses increased $1.8 million, or 7.0%, to $26.4 million in the third quarter of 2003, from $24.6 million in the comparable period of 2002. The third quarter 2003 loss and loss adjustment expense ratio was 70.6%, compared to 83.3% in the third quarter of 2002. This improvement in the calendar quarter loss ratio reflects continued rate increases, the elimination of the surplus relief treaty in 2002, and the stabilization of reserves.

Commenting on the third quarter loss ratio, Mr. Cubbin stated, "Our business fundamentals continue to improve and prior year reserves have remained stable. The current accident year results are reflective of year-over-year improvement and a sound indication of the positive trends in our continuing business."

Salaries and employee benefits for the third quarter of 2003 increased $3.3 million, or 35.5%, to $12.4 million, from $9.1 million in the third quarter of 2002, due primarily to increases in staff related to new fee-for-service contracts. This increase was also impacted by merit increases and performance-based variable compensation.

Policy acquisition and other underwriting expenses decreased $949,000, or 13.7%, to $6.0 million in the third quarter of 2003, from $6.9 million in the comparable period in 2002. The GAAP expense ratio was 32.9% in the third quarter of 2003, compared to 36.2% in the third quarter of 2002. Reductions in overall outside commission expense and the ability to leverage fixed costs had a favorable impact on the third quarter 2003 results. This favorable impact was partially offset by an increase in loss-based and other insurance related assessments.

Other administrative expenses decreased $161,000, or 2.7%, to $5.8 million in the third quarter of 2003, from $6.0 million in the comparable period in 2002.

PRESS RELEASE                                                            PAGE 3



Interest expense decreased $375,000, or 64.4%, to $207,000 in the third quarter of 2003, from $582,000 in the comparable period in 2002. This reflects the decrease in the average outstanding debt from $34.6 million in 2002, to $20.0 million in 2003. In addition, a decline in the effective interest rate from 6.7% in the third quarter of 2002, to 4.1% in the third quarter of 2003 had a favorable impact on interest expense during the third quarter of 2003. At September 30, 2003, the Company's debt-to-equity ratio was 16.6%, compared to 18.7% at December 31, 2002.


Year to Date Results:

Net Income:

Net income for the nine months ended September 30, 2003 was $7.9 million, or $0.27 per diluted share, compared to a net loss of ($859,000), or ($0.05) per diluted share, for the comparable period in 2002.

Gross written premium increased $49.9 million, or 35.4%, to $190.8 million for the nine months ended September 30, 2003, from $140.9 million for the comparable period in 2002.

Revenues:

Revenues decreased $2.6 million, or 1.7%, to $150.2 million for the nine months ended September 30, 2003, from $152.8 million for the comparable period in 2002.

Net earned premium decreased $10.5 million, or 9.2%, to $103.8 million for the nine months ended September 30, 2003, from $114.3 million during the same period of 2002.

Net commissions and fees increased $7.8 million, or 28.4%, to $35.4 million for the nine months ended September 30, 2003, from $27.6 million during the same period of 2002.

Expenses:

Incurred losses decreased $12.0 million, or 15.2%, to $67.7 million for the nine months ended September 30, 2003, from $79.7 million in the comparable period of 2002. The loss and loss adjustment expense ratio for the nine months ended September 30, 2003 was 70.4%, compared to 73.8% in 2002.

Other expenses decreased $3.9 million, or 5.2%, to $70.8 million for the nine months ended September 30, 2003, from $74.7 million in the comparable period of 2002. The GAAP expense ratio was 34.7% for the nine months ended September 30, 2003, compared to 36.6% in 2002.

PRESS RELEASE                                                            PAGE 4


Other Matters:

Shareholders' equity increased to $154.0 million, or $5.31 per common share, at September 30, 2003, compared to $147.4 million, or $4.98 per common share, at December 31, 2002. The increase in shareholders' equity reflects year-to-date net income and share repurchases. During 2003, the Company has repurchased and retired 569,100 shares for a total cost of approximately $1.6 million.

On September 30, 2003, a subsidiary trust of the Company issued $10.0 million of mandatory redeemable trust preferred securities to a trust formed by an institutional investor. The Company's trust received a total of $9.7 million in net proceeds, after the deduction of approximately $300,000 of commissions paid to the placement agents in the transaction. The securities have a floating rate equal to the three month LIBOR plus 4.05% and mature in 30 years. The Company contributed $6.3 million of the proceeds to the surplus of its insurance company subsidiaries and the remaining balance will be used for general corporate purposes.

Statutory surplus increased in the quarter to $98.2 million at September 30, 2003 from $90.8 million at June 30, 2003.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                         PAGE 5


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION



                                                               SEPTEMBER 30,      DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                              2003              2002
-------------------------------------                        ----------------   ----------------

BALANCE SHEET DATA

ASSETS
           Cash and invested assets                            $    314,920       $    286,050
           Premium & agents balances                                 88,611             71,420
           Reinsurance recoverable                                  197,388            202,213
           Deferred policy acquisition costs                         18,973             12,140
           Prepaid reinsurance premiums                              22,323             18,115
           Goodwill                                                  28,997             28,997
           Other assets                                              54,533             55,904
                                                               ------------       ------------

TOTAL ASSETS                                                   $    725,745       $    674,839
                                                               ============       ============


LIABILITIES
           Loss and loss adjustment expense reserves           $    362,351       $    374,933
           Unearned premium reserves                                111,631             68,678
           Debt                                                      19,303             32,497
           Mandatorily redeemable trust preferred securities         10,000
           Other liabilities                                         68,472             51,336
                                                               ------------       ------------
TOTAL LIABILITIES                                                   571,757            527,444

STOCKHOLDERS' EQUITY
           Common stockholders' equity                              153,988            147,395
                                                               ------------       ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $    725,745       $    674,839
                                                               ============       ============


BOOK VALUE PER COMMON SHARE                                    $       5.31       $       4.98

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                          $       5.01       $       4.69

EARNINGS RELEASE                                                         PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT                                                   FOR THE QUARTER                  FOR THE NINE MONTHS
  SHARE & PER SHARE DATA)                                              ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
-------------------------                                              -------------------               -------------------
SUMMARY DATA                                                          2003            2002             2003            2002
------------                                                       ------------    ------------     ------------    ------------
         Gross premiums written                                    $     65,839    $     40,591     $    190,848    $    140,913
         Net premiums written                                            50,568          29,838          142,547         108,464

REVENUES
         Net premiums earned                                       $     40,187    $     31,340     $    103,801    $    114,310
         Commissions and fees (net)                                      10,803           8,654           35,430          27,586
         Net investment income                                            3,197           3,751           10,127          10,380
         Net capital gains (losses)                                         299             626              878             325
         Gain on sale of subsidiary                                           -               -                -             199
                                                                   ------------    ------------     ------------    ------------
                                       TOTAL REVENUES                    54,486          44,371          150,236         152,800
EXPENSES
         Net losses & loss adjustment expenses (1)                       26,357          24,639           67,652          79,735
         Salaries & employee benefits                                    12,372           9,130           36,172          27,978
         Interest on notes payable                                          207             582              656           2,706
         Gain on debt reduction                                               -               0                -            (359)
         Policy acquisition and other underwriting expenses (1)           5,996           6,945           15,745          26,879
         Other administrative expenses                                    5,816           5,977           18,206          17,468
                                                                   ------------    ------------     ------------    ------------
                                       TOTAL EXPENSES                    50,748          47,273          138,431         154,407

INCOME BEFORE TAXES                                                       3,738          (2,902)          11,805          (1,607)
         Federal income tax expense (benefit)                             1,238          (1,011)           3,870            (748)
                                                                   ------------    ------------     ------------    ------------
NET INCOME                                                         $      2,500    $     (1,891)    $      7,935    $       (859)
                                                                   ============    ============     ============    ============
NET OPERATING INCOME (2)                                           $      2,303    $     (2,304)    $      7,356    $     (1,205)
                                                                   ============    ============     ============    ============

DILUTED EARNINGS PER COMMON SHARE
         Net income                                                $       0.09    $      (0.06)    $       0.27    $      (0.05)
         Net operating income                                      $       0.08    $      (0.08)    $       0.25    $      (0.07)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                   29,169,826      29,785,580       29,287,573      17,477,035

GAAP RATIOS:
         Loss & LAE ratio                                                  70.6%           83.3%            70.4%           73.8%
         Other underwriting expense ratio                                  32.9%           36.2%            34.7%           36.6%
                                                                   ------------    ------------     ------------    ------------
         GAAP combined ratio                                              103.5%          119.5%           105.1%          110.4%
                                                                   ============    ============     ============    ============

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                         PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION


(IN THOUSANDS)
--------------                                                                 FOR THE QUARTER             FOR THE NINE MONTHS
                                                                             ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                                             -------------------           -------------------

                                                                            2003           2002          2003           2002
                                                                         --------       --------       --------       --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                       $ 40,187       $ 31,340       $103,801       $114,310

Consolidated net loss and LAE (1)                                        $ 26,357       $ 24,639       $ 67,652       $ 79,735
Intercompany claim fees                                                     2,022          1,474          5,377          4,604
                                                                         --------       --------       --------       --------
Unconsolidated net loss and LAE                                          $ 28,379       $ 26,113       $ 73,029       $ 84,339
                                                                         ========       ========       ========       ========

         GAAP loss and LAE ratio                                             70.6%          83.3%          70.4%          73.8%

Consolidated policy acquisition and other underwriting expenses (1)      $  5,996       $  6,945       $ 15,745       $ 26,879
Intercompany administrative and other underwriting fees                     7,206          4,409         20,225         14,979
                                                                         --------       --------       --------       --------
Unconsolidated policy acquisition and other underwriting expenses        $ 13,202       $ 11,354       $ 35,970       $ 41,858
                                                                         ========       ========       ========       ========

         GAAP other underwriting expense ratio                               32.9%          36.2%          34.7%          36.6%

GAAP combined ratio                                                         103.5%         119.5%         105.1%         110.4%



                                                                            2003           2002          2003           2002
                                                                         --------       --------       --------       --------

UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
         Management fees                                                 $  4,522       $  3,008       $ 14,710       $  9,590
         Claims fees                                                        3,463          1,877         11,600          5,416
         Loss control fees                                                    603            637          1,729          1,972
         Reinsurance brokerage                                                 57             65            218            260
                                                                         --------       --------       --------       --------
Total managed programs                                                      8,645          5,587         28,257         17,238
Agency commissions                                                          3,527          3,113         11,349         10,727
Intersegment revenue                                                       (1,369)           (46)        (4,176)          (379)
                                                                         --------       --------       --------       --------
Net commissions and fees                                                   10,803          8,654         35,430         27,586
Intercompany commissions and fees                                           9,228          5,883         25,602         19,583
                                                                         --------       --------       --------       --------
Gross commissions and fees                                               $ 20,031       $ 14,537       $ 61,032       $ 47,169
                                                                         ========       ========       ========       ========



(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                         PAGE 8



                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)



                                                              2001A            Q102A          Q202A          Q302A           Q402A
                                                              -----            -----          -----          -----           -----
SUMMARY DATA

      Gross premiums written                              $    299,104    $     57,506   $     42,816   $     40,591   $     42,724
      Net premiums written                                     186,083          37,904         40,722         29,838         31,331

INCOME STATEMENT

REVENUES
      Net premiums earned                                 $    163,665    $     38,657   $     44,313   $     31,340   $     31,073
      Commissions and fees (net)                                40,675           8,964          9,968          8,654          9,995
      Net Investment income                                     14,228           3,124          3,505          3,751          3,578
      Net capital gains (losses)                                   735               9           (310)           626            341
      (Loss) gain on sale of subsidiary                         (1,097)            199              -              -              -
                                                          -------------------------------------------------------------------------
            TOTAL REVENUES                                     218,206          50,953         57,476         44,371         44,987

EXPENSES
      Net losses & loss adj. expenses                          125,183          24,458         30,638         24,639         18,999
      Policy acquisition and other underwriting expenses        31,662           8,986         10,948          6,945          6,756
      Other administrative expenses                             22,778           5,418          6,073          5,977          5,548
      Salaries & employee benefits                              44,179           9,613          9,235          9,130          9,681
      Gain on debt reduction                                         -               -           (359)             -              -
      Interest on notes payable                                  4,516           1,250            874            582            315
                                                          -------------------------------------------------------------------------
            TOTAL EXPENSES                                     228,318          49,725         57,409         47,273         41,299

PRETAX (LOSS) INCOME                                           (10,112)          1,228             67         (2,902)         3,688
      Federal income tax (benefit) expense                      (3,602)            318            (55)        (1,011)         1,179
                                                          -------------------------------------------------------------------------

NET (LOSS) INCOME                                         $     (6,510)   $        910   $        122   $     (1,891)  $      2,509

      Net realized capital (loss) gain, net of tax                (239)            138           (205)           413            225
                                                          -------------------------------------------------------------------------

OPERATING (LOSS) INCOME                                   $     (6,271)   $        772   $        327   $     (2,304)  $      2,284

                                                          =========================================================================
      Weighted average common shares outstanding             8,512,186       8,517,861     13,902,073     29,785,580     29,644,402
      Shares O/S at end of the period                        8,512,194       8,512,194     29,787,194     29,744,894     29,591,494

PER SHARE DATA (DILUTED)
      Net (loss) income                                   $      (0.76)   $       0.11   $       0.01   $      (0.06)  $       0.08
      Net realized capital (loss) gain, net of tax        $      (0.02)   $       0.02   $      (0.01)  $       0.02   $       0.00
      Operating (loss) income                             $      (0.74)   $       0.09   $       0.02   $      (0.08)  $       0.08
                                                          -------------------------------------------------------------------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                             81.1%           67.4%          72.6%          83.3%          66.1%
GAAP Expense ratio                                                36.0%           37.8%          35.8%          36.2%          36.1%
                                                          -------------------------------------------------------------------------

GAAP COMBINED RATIO                                              117.1%          105.2%         108.4%         119.5%         102.2%
                                                          =========================================================================

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premium                                        $    163,665    $     38,657   $     44,313   $     31,340   $     31,073

Consolidated net loss and LAE                             $    125,183    $     24,458   $     30,638   $     24,639   $     18,999
Intercompany claim fees                                          7,520           1,609          1,521          1,474          1,550
                                                          -------------------------------------------------------------------------
Unconsolidated net loss and LAE                           $    132,703    $     26,067   $     32,159   $     26,113   $     20,549
                                                          =========================================================================

      GAAP NET LOSS AND LAE RATIO                                 81.1%           67.4%          72.6%          83.3%          66.1%

Consolidated Policy acquisition and other
 underwriting expenses                                    $     31,662    $      8,986   $     10,948   $      6,945   $      6,756
Intercompany administrative and other
 underwriting fees                                              27,309           5,632          4,938          4,409          4,466
                                                          -------------------------------------------------------------------------
Unconsolidated policy acquisition and other
 underwriting expenses                                    $     58,971    $     14,618   $     15,886   $     11,354   $     11,222
                                                          =========================================================================

      GAAP EXPENSE RATIO                                          36.0%           37.8%          35.8%          36.2%          36.1%

GAAP COMBINED RATIO                                              117.1%          105.2%         108.4%         119.5%         102.2%
                                                          -------------------------------------------------------------------------

UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                               $     13,318    $      3,161   $      3,421   $      3,008   $      3,171
            Claims fees                                          8,594           1,734          1,805          1,877          2,660
            Loss control fees                                    2,326             596            739            637            618
            Reinsurance brokerage                                1,233              72            123             65             49
                                                          -------------------------------------------------------------------------
      Total managed programs                                    25,471           5,563          6,088          5,587          6,498
      Agency commissions                                        15,706           3,638          3,976          3,113          3,603
      Intersegment commissions and fees                           (502)           (237)           (96)           (46)          (106)
                                                          -------------------------------------------------------------------------
      Net Commissions and fees                                  40,675           8,964          9,968          8,654          9,995
      Intercompany commissions and fees                         34,829           7,241          6,459          5,883          6,016
                                                          -------------------------------------------------------------------------
      Gross commissions and fees                          $     75,504    $     16,205   $     16,427   $     14,537   $     16,011
                                                          =========================================================================




                                                               2002A         Q103A          Q203A            Q303A
                                                               -----         -----          -----            -----
SUMMARY DATA

      Gross premiums written                              $    183,637    $     68,789   $     56,220   $     65,839
      Net premiums written                                     139,795          51,802         40,177         50,568

INCOME STATEMENT

REVENUES
      Net premiums earned                                 $    145,383    $     27,384   $     36,230   $     40,187
      Commissions and fees (net)                                37,581          13,356         11,271         10,803
      Net Investment income                                     13,958           3,353          3,577          3,197
      Net capital gains (losses)                                   666             205            374            299
      (Loss) gain on sale of subsidiary                            199               -              -              -
                                                          ----------------------------------------------------------

            TOTAL REVENUES                                     197,787          44,298         51,452         54,486

EXPENSES
      Net losses & loss adj. expenses                           98,734          17,186         24,109         26,357
      Policy acquisition and other underwriting expenses        33,635           3,756          5,993          5,996
      Other administrative expenses                             23,016           7,084          5,306          5,816
      Salaries & employee benefits                              37,659          11,932         11,868         12,372
      Gain on debt reduction                                      (359)              -              -              -
      Interest on notes payable                                  3,021             237            212            207
                                                          ----------------------------------------------------------

            TOTAL EXPENSES                                     195,706          40,195         47,488         50,748

PRETAX (LOSS) INCOME                                             2,081           4,103          3,964          3,738
      Federal income tax (benefit) expense                         431           1,347          1,285          1,238
                                                          ----------------------------------------------------------


NET (LOSS) INCOME                                         $      1,650    $      2,756   $      2,679    $      2,500

      Net realized capital (loss) gain, net of tax                 571             135            247             197
                                                          -----------------------------------------------------------


OPERATING (LOSS) INCOME                                   $      1,079    $      2,621   $      2,432    $      2,303
                                                          ===========================================================


      Weighted average common shares outstanding            20,543,878      29,510,681     29,261,119      29,169,826
      Shares O/S at end of the period                       29,591,494      29,363,694     29,022,394      29,022,435

PER SHARE DATA (DILUTED)
      Net (loss) income                                   $       0.08    $       0.09   $       0.09    $       0.09
      Net realized capital (loss) gain, net of tax        $       0.03    $       0.00   $       0.01    $       0.01
      Operating (loss) income                             $       0.05    $       0.09   $       0.08    $       0.08
                                                          -----------------------------------------------------------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                             72.1%           69.0%          71.1%           70.6%
GAAP Expense ratio                                                36.5%           36.5%          35.3%           32.9%
                                                          -----------------------------------------------------------


GAAP COMBINED RATIO                                              108.6%          105.5%         106.4%          103.5%
                                                          ===========================================================


UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premium                                        $    145,383    $     27,384   $     36,230    $     40,187

Consolidated net loss and LAE                             $     98,734    $     17,186   $     24,109    $     26,357
Intercompany claim fees                                          6,154           1,720          1,635           2,022
                                                          -----------------------------------------------------------

Unconsolidated net loss and LAE                           $    104,888    $     18,906   $     25,744    $     28,379
                                                          ===========================================================


      GAAP NET LOSS AND LAE RATIO                                 72.1%           69.0%          71.1%           70.6%

Consolidated Policy acquisition and other
 underwriting expenses                                    $     33,635    $      3,756   $      5,993    $      5,996
Intercompany administrative and other
 underwriting fees                                              19,445           6,235          6,784           7,206
                                                          -----------------------------------------------------------

Unconsolidated policy acquisition and other
 underwriting expenses                                    $     53,080    $      9,991   $     12,777    $     13,202
                                                          ===========================================================


      GAAP EXPENSE RATIO                                          36.5%           36.5%          35.3%           32.9%

GAAP COMBINED RATIO                                              108.6%          105.5%         106.4%          103.5%
                                                          -----------------------------------------------------------


UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                               $     12,761    $      5,348   $      4,840    $      4,522
            Claims fees                                          8,076           4,382          3,755           3,463
            Loss control fees                                    2,590             577            549             603
            Reinsurance brokerage                                  309              55            106              57
                                                          -----------------------------------------------------------

      Total managed programs                                    23,736          10,362          9,250           8,645
      Agency commissions                                        14,330           4,147          3,675           3,527
      Intersegment commissions and fees                           (485)         (1,153)        (1,654)         (1,369)
                                                          -----------------------------------------------------------

      Net Commissions and fees                                  37,581          13,356         11,271          10,803
      Intercompany commissions and fees                         25,599           7,955          8,419           9,228
                                                          -----------------------------------------------------------

      Gross commissions and fees                          $     63,180    $     21,311   $     19,690    $     20,031
                                                          ===========================================================
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